UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2003

TRIPATH TECHNOLOGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2560 Orchard Parkway

San Jose, California  95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

ITEM 4.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 10, 2003, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent public accountants of Tripath Technology Inc. (the “Company”).  On May 9, 2003, the audit committee of the board of directors of the Company engaged BDO Seidman, LLP (“BDO”) to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

During the fiscal years ended December 31, 2001 and 2002 and the subsequent interim period prior to the Registrant’s engagement of BDO, the Company did not consult with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH TECHNOLOGY INC.

Date: May 9, 2003	/s/ David P. Eichler
David P. Eichler
Chief Financial Officer
(Principal Financial and Accounting Officer)